EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Anika Therapeutics, Inc. and the effectiveness of Anika Therapeutics Inc.'s internal control over financial reporting dated February 26, 2019, appearing in the Annual Report on Form 10-K of Anika Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 21, 2019